UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )
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□	Soliciting Material Pursuant to §240.14a-12

GAMCO INVESTORS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO Investors, Inc. Announces That Its 2020 Annual Meeting of Shareholders Will Be Held in a Virtual Meeting Format
  Rye, New York, May 8, 2020 — GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that, due to the ongoing COVID-19 pandemic and in order to protect the health and safety of its shareholders, directors, teammates, and the greater community, its 2020 Annual Meeting of Shareholders (the “Meeting”) will change to an audio, virtual-only format. The Meeting will not be held at a physical location.
The date and time of the Meeting will not change and will take place at the originally scheduled date and time on Friday, June 5, 2020 at 9:30 a.m. Eastern time. There also is no change to the items of business to be addressed at the Meeting, which are described in GAMCO’s proxy materials as previously distributed.
Shareholders of record as of the close of business on April 21, 2020 can access the virtual Meeting, vote their shares electronically, and submit questions during the virtual Meeting at www.meetingcenter.io/205695520. The password for the Meeting is GBL2020.
While shareholders can vote their shares at the Meeting, GAMCO urges shareholders to vote and submit proxies in advance of the Meeting by one of the methods described in the proxy materials for the Meeting.
Attending the Meeting
If you are a registered shareholder (i.e., you hold your shares in your name through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received. You will need to enter the 15-digit control number included on your proxy card.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.
To register to attend the Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your GAMCO holdings along with your name and email address to Computershare.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on Tuesday, June 2, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
GAMCO Investors, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

About GAMCO Investors, Inc.
Since inception in 1977, GAMCO has been identified with its research driven approach to equity investing and Private Market Value (PMV) with a CatalystTM investment approach.
GAMCO conducts its investment advisory business principally through two subsidiaries, which are registered investment advisors: Gabelli Funds, LLC (mutual and closed-end funds) and GAMCO Asset Management Inc. (Institutional and Private Wealth Management).

GAMCO provides investment advisory services through 24 mutual funds, 16 closed-end funds, a SICAV, and approximately 1,700 institutional and private wealth management accounts, principally in the U.S. The investments are generally in value, growth, gold, utilities, and convertible securities.

CONTACT:
Kevin Handwerker
General Counsel and Secretary
(914) 921-5192